Exhibit 10.2

EXECUTION VERSION

CB AGENT SERVICES LLC

888 Seventh Avenue, 29th Floor

New York, NY 10106

Highly Confidential

March 10, 2023

Unique Logistics International, Inc.

154-09 146th Avenue, 3rd Floor

Jamaica, NY 11434

Attn: Sunandan Ray

Fee Letter

Ladies and Gentlemen:

This letter (this “Fee Letter”) is delivered to you in connection with the Financing Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Unique Logistics International, Inc., a Nevada corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), CB Agent Services LLC, a Delaware limited liability company (“CB Agent”), as origination agent (in such capacity, together with its successors and assigns in such capacity, the “Origination Agent”), Alter Domus (US) LLC, a Delaware limited liability company (“Alter Domus”), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Alter Domus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Terms that are defined in the Financing Agreement have the meanings given therein, unless otherwise defined herein. In connection with, and in consideration of the agreements contained in, the Financing Agreement, you agree with the Agents and the Origination Agent as follows:

1. Fees.

A.	Upfront Fee. On or prior to the Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a nonrefundable closing fee (the “Upfront Fee”) equal to $210,526.32, which shall be deemed fully earned on the Effective Date and may be paid by being deducted from the proceeds of the Initial Term Loan.

B.	Delayed Draw Term Loan Funding Fee. On the funding date of a Delayed Draw Term Loan, the Borrowers shall pay to the Administrative Agent, for the account of each Delayed Draw Term Loan Lender participating in such Delayed Draw Term Loan, in accordance with their Delayed Draw Term Loan Pro Rata Shares, a non-refundable delayed draw term loan funding fee (the “DDTL Funding Fee”) equal to 5.00% of the principal amount of such Delayed Draw Term Loan, which shall be deemed fully earned, non-refundable and payable on the funding date of such Delayed Draw Term Loan.

2. In connection with the execution of the Financing Agreement, the Borrowers, on behalf of the Loan Parties, and the Agents and the Origination Agent, on behalf of the Lenders, agree as follows:

A.	As used in the Loan Documents, the following defined terms shall have the following meanings:

(i) “Applicable Premium” means, as of any date of determination, in the case of any prepayment or repayment of the Term Loans in full on or prior to the Final Maturity Date, (i) the Make-Whole Amount (as defined below), plus (ii) a nonrefundable exit fee (the “Exit Fee”) equal to 5.00% of the aggregate original principal amount of the Term Loans funded under the Financing Agreement, which shall be deemed fully earned on the Effective Date and shall be paid on the date that the Term Loans are repaid or prepaid in full.

(ii) “Make-Whole Amount” means, as of any date of determination, an amount equal to (a) 1.35 times the aggregate original principal amount of the Term Loans funded under the Financing Agreement minus (b) the sum of (i) any interest paid pursuant Section 2.04(a) of the Financing Agreement (excluding any additional Post-Default Rate interest paid pursuant to Section 2.04(b) of the Financing Agreement) plus (ii) any Upfront Fee, Admin Fee (as defined in the Agent Fee Letter), or Exit Fee paid pursuant to the Loan Documents (excluding any fees payable in connection with any amendments to the Loan Documents), plus (iii) any principal amounts of the Term Loans paid pursuant to Section 2.03(a) or 2.05(c) of the Financing Agreement, in each case, on or prior to the date of such prepayment.

B.	Applicable Premium.

(i) Upon any prepayment or repayment in full of the Term Loans pursuant to Section 2.03(a) or Section 2.05(c) of the Financing Agreement, as applicable, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii) Upon any prepayment or repayment in full of the Term Loans pursuant to Section 2.05(b) of the Financing Agreement, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium; provided that no Make-Whole Amount shall be owing or payable by the Borrowers in respect of any payment, prepayment or repayment of the Term Loans pursuant to Section 2.05(b) of the Financing Agreement occurring on or prior to the date that is nine (9) months following the Effective Date.

(iii) Any Applicable Premium payable in accordance herewith shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of such reduction, prepayment or repayment, as the case may be and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

(iv) The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Term Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such reduction, prepayment or repayment, as the case may be.

(v) Nothing contained herein shall permit any prepayment or repayment of the Term Loans or reduction of the Commitments not otherwise permitted by the terms of the Financing Agreement or any other Loan Document.

All of the fees and premiums described above in this Fee Letter shall be fully earned upon becoming due and payable in accordance with the terms hereof, will be paid in United States dollars in immediately available funds, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Financing Agreement or the other Loan Documents. The Administrative Agent and/or the Origination Agent reserve the right to allocate, in whole or in part, among the Lenders, their respective affiliates or designees certain fees payable to them hereunder in such manner as they and their respective affiliates shall agree in their sole discretion. The Borrowers’ obligation to pay the foregoing fees will not be subject to reduction for withholding, counterclaim or setoff for, or be otherwise affected by, any claim or dispute you may have. Notwithstanding the other provisions of this paragraph 2 (i) the Borrowers shall not be liable for any taxes, costs, fees, expenses, gross up or increased costs that may result from (A) any Lender’s decisions to share all or part of the fees payable to it under this Fee Letter to any of its affiliates or any other Lenders, or (B) allocation by the Administrative Agent and/or the Origination Agent of any fees among the Lenders, their respective affiliates or designees, and (ii) if any such sharing or allocation of fees results or is likely to result in an increase of the cost to any Borrower of the fees payable under this Fee Letter, any such increase will be exclusively borne by such Lender’s affiliate or any other Lender’s fees shall be decreased accordingly so that the cost to any Borrower is not higher than it would have been if the fees had not been shared by the relevant Lender or allocated by the Administrative Agent and/or the Origination Agent.

3. Governing Law, etc.

This Fee Letter is the Fee Letter referenced in the Financing Agreement, and the provisions of the Financing Agreement relating to the Fee Letter are incorporated herewith as if a part hereof. It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only under the Financing Agreement if accepted in accordance with its terms. This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Administrative Agent, Origination Agent and you. This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Fee Letter. Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile transmission or electronic .pdf transmission shall be effective as delivery of a manually executed counterpart of this Fee Letter. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS FEE LETTER, THE FINANCING AGREEMENT, THE TRANSACTIONS AND ANY OTHER TRANSACTION RELATED HERETO OR THERETO. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. Section 12.19 of the Financing Agreement is deemed incorporated into this Fee Letter with all necessary changes.

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If the foregoing is in accordance with your understanding, please sign and return this Fee Letter to us.

Very truly yours,

ALTER DOMUS (US) LLC, as Administrative Agent and Collateral Agent

By:
Name:
Title:

[Signature Page to Fee Letter (UNQL)]

CB AGENT SERVICES LLC, as Origination Agent

By:
Name:
Title:

[Signature Page to Fee Letter (UNQL)]

Accepted and agreed to as of the date
first above written:

UNIQUE LOGISTICS INTERNATIONAL, INC.
UNIQUE LOGISTICS HOLDINGS, INC.
UNIQUE LOGISTICS INTERNATIONAL (NYC), LLC
UNIQUE LOGISTICS INTERNATIONAL (BOS), INC.

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Fee Letter (UNQL)]